 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER

(1)
Includes reconciliation of consolidated net income to FFO and Real Estate FFO.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports First Quarter 2026 Results,
Increases Full Year 2026 Real Estate FFO Per Share Guidance
and Raises Quarterly Dividend
INDIANAPOLIS, May 11, 2026 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2026.
“We are very pleased with our first-quarter results,” said Eli Simon, Chief Executive Officer, President and Chief Operating Officer. “Our portfolio delivered strong operating performance, supported by continued leasing momentum, retailer sales and traffic increases, disciplined capital allocation, and growth in cash flow. Today, we increased our full-year 2026 Real Estate FFO per share guidance and raised our quarterly dividend.”
Results for the Quarter
•
Net income attributable to common stockholders was $479.6 million, or $1.48 per diluted share, as compared to $413.7 million, or $1.27 per diluted share in 2025.

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.208 billion, or $3.17 per diluted share as compared to $1.113 billion, or $2.95 per diluted share in the prior year, an increase of 7.5%.

•
Funds From Operations (“FFO”) was $1.108 billion, or $2.91 per diluted share as compared to $1.005 billion, or $2.67 per diluted share in the prior year, an increase of 9.0%.

•
Domestic property Net Operating Income (“NOI”) increased 6.7% and portfolio NOI increased 6.7% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at March 31, 2026 was 96.0%, compared to 95.9% at March 31, 2025.

•
Base minimum rent per square foot was $61.99 at March 31, 2026, compared to $58.92 at March 31, 2025, an increase of 5.2%.

•
Reported retailer sales per square foot was $819 for the trailing 12 months ended March 31, 2026, compared to $733 at March 31, 2025, an increase of 11.8%.

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Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.25 for the second quarter of 2026. This is an increase of  $0.15, or 7.1% year-over-year. The dividend will be payable on June 30, 2026 to shareholders of record on June 9, 2026.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on June 30, 2026 to shareholders of record on June 16, 2026.
Common Stock Repurchase Program
During the quarter ended March 31, 2026, the Company repurchased 965,296 shares of its common stock for approximately $175 million, or $181.59 per share.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed 10 secured loan transactions totaling approximately $2.3 billion (U.S. dollar equivalent). The weighted average interest rate on these loans was 5.25%.
The Company also completed a senior notes offering totaling $800 million with a term of 5 years and 4.30% coupon. The proceeds were used to repay the $800 million outstanding principal amount of its 3.30% notes at maturity on January 15, 2026.
The Company amended, restated and extended its $5.0 billion multi-currency unsecured revolving credit facility. The facility will initially mature on June 30, 2030 and at our sole option, can be extended for an additional year to June 30, 2031. Based upon the Company’s current credit ratings, the interest rate on the new revolver for U.S. Dollar borrowings is 15.0 basis points lower than the prior facility’s at SOFR plus 65.0 basis points.
As of March 31, 2026, Simon had approximately $8.7 billion of liquidity consisting of  $1.2 billion of cash on hand, including its share of joint venture cash, and $7.5 billion of available capacity under its revolving credit facilities.
2026 Guidance
The Company’s estimates for net income attributable to common stockholders per diluted share and Real Estate FFO per diluted share for the year ending December 31, 2026 are included in the table below and are reconciled in the Company’s supplemental information. The Company is increasing its outlook for Real Estate FFO to $13.10 to $13.25 per diluted share. The Real Estate FFO per diluted share range is an increase from the $13.00 to $13.25 per diluted share range provided on February 2, 2026, or an increase of  $0.05 per diluted share at the mid-point.
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.61	$6.76
Estimated Real Estate FFO per diluted share	$13.10	$13.25

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Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Daylight Time, Monday, May 11, 2026. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 18, 2026. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13760027.
Supplemental Materials and Website
Supplemental information on our first quarter 2026 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and domestic and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Simon can give no assurance that its expectations will be attained, and it is possible that Simon’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of

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interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
Simon discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Simon may update that discussion in subsequent other periodic reports, but except as required by law, Simon undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2026	2025
REVENUE:
Lease income	$1,628,532	$1,367,428
Management fees and other revenues	40,189	33,792
Other income	88,372	71,792
Total revenue	1,757,093	1,473,012
EXPENSES:
Property operating	170,760	136,821
Depreciation and amortization	458,898	328,051
Real estate taxes	135,960	107,452
Repairs and maintenance	40,200	30,142
Advertising and promotion	33,930	34,257
Home and regional office costs	67,656	65,066
General and administrative	54,299	12,629
Other	33,227	30,978
Total operating expenses	994,930	745,396
OPERATING INCOME BEFORE OTHER ITEMS	762,163	727,616
Interest expense	(275,662)	(226,995)
Loss due to disposal, exchange, or revaluation of equity interests, net	(6,379)	(23,992)
Income and other tax benefit	19,934	7,637
(Loss) income from unconsolidated entities	(21,248)	30,359
Unrealized gains (losses) in fair value of publicly traded equity instruments and derivative instrument, net	25,388	(36,765)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	64,339	—
CONSOLIDATED NET INCOME	568,535	477,860
Net income attributable to noncontrolling interests	88,132	63,327
Preferred dividends	834	834
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$479,569	$413,699
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.48	$1.27

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	March 31, 2026	December 31, 2025
ASSETS:
Investment properties, at cost	$50,936,227	$50,946,067
Less – accumulated depreciation	20,988,491	20,701,510
	29,947,736	30,244,557
Cash and cash equivalents	542,955	823,147
Tenant receivables and accrued revenue, net	880,807	934,077
Investment in other unconsolidated entities, at equity	4,196,012	4,362,339
Investment in Klépierre, at equity	1,363,615	1,505,377
Right-of-use assets, net	738,033	755,934
Deferred costs and other assets	1,969,923	1,981,035
Total assets	$39,639,081	$40,606,466
LIABILITIES:
Mortgages and unsecured indebtedness	$28,247,682	$28,430,175
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,701,757	1,954,402
Cash distributions and losses in unconsolidated entities, at equity	1,791,354	1,739,418
Dividend payable	1,462	2,723
Lease liabilities	734,567	756,539
Other liabilities	825,477	1,017,816
Total liabilities	33,302,299	33,901,073
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	264,251	233,306
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,369	40,451
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,060,687 and 343,060,687 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	12,411,236	12,347,192
Accumulated deficit	(4,875,676)	(4,608,136)
Accumulated other comprehensive loss	(227,770)	(251,361)
Common stock held in treasury, at cost, 18,778,775 and 17,844,817 shares, respectively	(2,489,435)	(2,319,911)
Total stockholders’ equity	4,858,757	5,208,268
Noncontrolling interests	1,213,774	1,263,819
Total equity	6,072,531	6,472,087
Total liabilities and equity	$39,639,081	$40,606,466

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended March 31,
	2026	2025
REVENUE:
Lease income	$921,792	$749,807
Other income	105,180	94,066
Total revenue	1,026,972	843,873
OPERATING EXPENSES:
Property operating	214,941	166,647
Depreciation and amortization	185,164	159,012
Real estate taxes	66,398	58,793
Repairs and maintenance	26,281	20,763
Advertising and promotion	24,932	22,150
Other	72,285	56,847
Total operating expenses	590,001	484,212
OPERATING INCOME BEFORE OTHER ITEMS	436,971	359,661
Interest expense	(205,038)	(170,368)
NET INCOME	$231,933	$189,293
Third-Party Investors’ Share of Net Income	$116,464	$96,594
Our Share of Net Income	115,469	92,699
Amortization of Excess Investment (A)	(47,657)	(14,465)
Income from Unconsolidated Entities (B)	$67,812	$78,234

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. (“Klépierre”), our other platform investments, and our previously held equity investment in The Taubman Realty Group (“TRG”) up to the October 31, 2025 transaction. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	March 31, 2026	December 31, 2025
Assets:
Investment properties, at cost	$21,425,679	$22,077,749
Less – accumulated depreciation	9,907,158	9,020,481
	11,518,521	13,057,268
Cash and cash equivalents	1,498,298	1,264,619
Tenant receivables and accrued revenue, net	594,048	605,756
Right-of-use assets, net	115,191	108,349
Deferred costs and other assets	639,371	572,826
Total assets	$14,365,429	$15,608,818
Liabilities and Partners’ Deficit:
Mortgages	$16,419,497	$16,374,773
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,119,227	1,117,855
Lease liabilities	116,950	99,837
Other liabilities	389,828	334,246
Total liabilities	18,045,502	17,926,711
Preferred units	67,450	67,450
Partners’ deficit	(3,747,524)	(2,385,343)
Total liabilities and partners’ deficit	$14,365,429	$15,608,818
Our Share of:
Partners’ deficit	$(1,635,892)	$(1,247,554)
Add: Excess Investment (A)	3,071,349	2,773,173
Our net Investment in unconsolidated entities, at equity	$1,435,457	$1,525,619

Note:
The above financial presentation does not include any information related to our investments in Klépierre and our other platform investments.
For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended March 31,
	2026	2025
Consolidated Net Income (D)	$568,535	$477,860
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	454,779	324,322
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	161,608	208,964
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(64,339)	—
Net (gain) loss attributable to noncontrolling interest holders in properties	(5,621)	1,292
Noncontrolling interests portion of depreciation and amortization	(6,286)	(5,993)
Preferred distributions and dividends	(1,032)	(1,126)
FFO of the Operating Partnership(1)	$1,107,644	$1,005,319
FFO of the Operating Partnership(1)	$1,107,644	$1,005,319
Loss due to disposal, exchange, or revaluation of equity interests, net of tax	5,318	17,994
Other platform investments, net of tax	120,382	52,843
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(25,388)	36,765
Real Estate FFO(1)	$1,207,956	$1,112,921
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.48	$1.27
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.60	1.40
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.17)	—
Diluted FFO per share(1)	$2.91	$2.67
Loss due to disposal, exchange, or revaluation of equity interests, net of tax	0.02	0.05
Other platform investments, net of tax	0.31	0.13
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(0.07)	0.10
Real Estate FFO per share(1)	$3.17	$2.95
	7.5%
Details for per share calculations:
FFO of the Operating Partnership	$1,107,644	$1,005,319
Diluted FFO allocable to unitholders	(162,264)	(135,284)
Diluted FFO allocable to common stockholders	$945,380	$870,035
Basic and Diluted weighted average shares outstanding	324,961	326,313
Weighted average limited partnership units outstanding	55,776	50,740
Basic and Diluted weighted average shares and units outstanding	380,737	377,053
Basic and Diluted FFO per Share	$2.91	$2.67
Percent Change	9.0%

(1)
FFO and Diluted FFO per share includes $40.0 million, or $0.10 per share, of accelerated stock compensation expense, of which $8.3 million, or $0.02 per share, is included in Real Estate FFO and Real Estate FFO per share and $31.7 million, or $0.08 per share, is included in Other platform investments, net of tax.

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $1.8 million and $0.0 million for the three months ended March 31, 2026 and 2025, respectively.

 –
Straight-line adjustments increased income by $5.9 million and $2.2 million for the three months ended March 31, 2026 and 2025, respectively.

 –
Amortization of fair market value of leases increased income by $0.2 million and $0.3 million for the three months ended March 31, 2026 and 2025, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2026, we owned or had an interest in 254 properties comprising 206 million square feet in North America, Asia and Europe. Additionally, at March 31, 2026, we had a 20.7% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.
This package was prepared to provide operational and balance sheet information as of March 31, 2026 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

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OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	37%	Yes
Total Secured Debt to Total Assets (1)	≤50%	16%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	305%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

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SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED MARCH 31,
	2026	2025
Financial Highlights
Total Revenue – Consolidated Properties	$1,757,093	$1,473,012
Consolidated Net Income	$568,535	$477,860
Net Income Attributable to Common Stockholders	$479,569	$413,699
Basic and Diluted Earnings per Common Share (EPS)	$1.48	$1.27
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,207,956	$1,112,921
Basic and Diluted Real Estate FFO per Share	$3.17	$2.95
Funds from Operations (FFO) of the Operating Partnership	$1,107,644	$1,005,319
Basic and Diluted FFO per Share (FFOPS)	$2.91	$2.67
Dividends/Distributions per Share/Unit	$2.20	$2.10
	AS OF MARCH 31, 2026	AS OF DECEMBER 31, 2025
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	56,064	55,690
Common Shares Outstanding at end of period	324,290	325,224
Total Common Shares and Limited Partnership Units Outstanding at end of period	380,354	380,914
Weighted Average Limited Partnership Units Outstanding	55,776	51,558
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	324,961	326,367
Equity Market Capitalization
Common Stock Price at end of period	$186.53	$185.11
Common Equity Capitalization, including Limited Partnership Units	$70,947,407	$70,510,913
Preferred Equity Capitalization, including Limited Partnership Preferred Units	53,047	52,935
Total Equity Market Capitalization	$71,000,454	$70,563,848

1Q 2026 SUPPLEMENTAL	14

Net Operating Income (NOI) Composition (1)
For the Three Months Ended March 31, 2026
(1)
Based on our beneficial interest of NOI.

(2)
Includes Klépierre, international Premium Outlets, Designer Outlets, The Mall Luxury Outlets, and international malls.

1Q 2026 SUPPLEMENTAL	15

Net Operating Income Overview (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED MARCH 31,		% Growth
	2026	2025

Domestic Property NOI (1)	$1,479,324	$1,386,231	6.7%
International Properties (2)	91,404	86,476

Portfolio NOI	$1,570,728	$1,472,707	6.7%
NOI from Other Platform Investments (3)	(84,135)	(41,461)
NOI from Investments (4)	56,147	59,017
Corporate and Other NOI Sources (5)	51,042	31,962

Beneficial interest of Combined NOI	$1,593,782	$1,522,225	4.7%

(1)
All properties in North America (including 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency.

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

1Q 2026 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED MARCH 31,
	2026	2025
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$568,535	$477,860
Income and other tax benefit	(19,934)	(7,637)
Loss due to disposal, exchange, or revaluation of equity interests, net	6,379	23,992
Interest expense	275,662	226,995
Loss (income) from unconsolidated entities	21,248	(30,359)
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(25,388)	36,765
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(64,339)	—
Operating Income Before Other Items	762,163	727,616
Depreciation and amortization	458,898	328,051
Home and regional office costs	67,656	65,066
General and administrative	54,299	12,629
Other expenses	12	—
NOI of consolidated entities	$1,343,028	$1,133,362
Less: Noncontrolling interest partners share of NOI	(17,052)	(7,384)
Beneficial NOI of consolidated entities (1)	$1,325,976	$1,125,978
Reconciliation of NOI of unconsolidated entities:
Net Income	$231,933	$189,293
Interest expense	205,038	170,368
Operating Income Before Other Items	436,971	359,661
Depreciation and amortization	185,164	159,012
Other expenses	12	—
NOI of unconsolidated entities	$622,147	$518,673
Less: Joint Venture partners share of NOI	(326,353)	(270,758)
Beneficial NOI of unconsolidated entities (1)	$295,794	$247,915
Add: Beneficial interest of NOI from TRG (2)	—	136,403
Add: Beneficial interest of NOI from Other Platform Investments and Investments (3)	(27,988)	11,929
Beneficial interest of Combined NOI	$1,593,782	$1,522,225

(1)
Net Income and those adjustments following to arrive at beneficial interest in NOI includes amounts for TRG assets for periods post October 31, 2025 transaction.

(2)
Beneficial interest of NOI from TRG prior to the October 31, 2025 transaction.

(3)
See footnotes 3 and 4 on prior page.

1Q 2026 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
THREE MONTHS ENDED MARCH 31, 2026
FFO of the Operating Partnership	$1,107,644
Non-cash impacts to FFO (1)	45,845
FFO of the Operating Partnership excluding non-cash impacts	1,153,489
Tenant allowances	(54,206)
Operational capital expenditures	(39,970)
Funds available for distribution	$1,059,313

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2026
Deductions:
Fair market value of lease amortization	(239)
Straight line lease income	(5,882)
Unrealized gains in fair value of publicly traded equity instruments and derivative instrument, net	(25,388)
Additions:
Stock based compensation expense	57,605
Write-off of pre-development costs	18
Fair value of debt amortization	8,189
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	11,542
$45,845
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO, Real Estate FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

1Q 2026 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED MARCH 31,
Consolidated Properties	2026	2025
Lease Income
Fixed lease income (1)	$1,315,733	$1,124,114
Variable lease income (2)	312,799	243,314
Total Lease Income	$1,628,532	$1,367,428
Other Income
Interest, dividend and distribution income (3)	$12,716	$22,904
Lease settlement income	6,186	1,355
Gains on land sales	1,815	—
Mixed-use and franchise operations income	15,479	11,226
Other (4)	52,176	36,307
Total Other Income	$88,372	$71,792
Other Expense
Ground leases	$16,440	$12,270
Mixed-use and franchise operations expense	9,283	9,231
Professional fees and other	7,504	9,477
Total Other Expense	$33,227	$30,978
(Loss) Income from Unconsolidated Entities
Share of Joint Ventures (5)	$67,812	$78,234
Share of Klépierre net income, net of amortization of excess investment	20,226	19,267
Share of Other Platform Investments net loss, net of amortization of excess investment, pre-tax	(109,286)	(60,775)
Share of TRG net loss including amortization of excess investment (6)	—	(6,367)
Total (Loss) Income from Unconsolidated Entities	$(21,248)	$30,359
Capitalized Interest
Our Share of Consolidated Properties	$7,291	$8,999
Our Share of Joint Venture Properties	$209	$70

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG for the three months ended March 31, 2025.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international joint ventures.

(6)
Includes Share of TRG net loss including amortization of excess investment for the three months ended March 31, 2025.

1Q 2026 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF MARCH 31,
	2026	2025
U.S. Malls and Premium Outlets
Total Number of Properties	177	162
Total Square Footage of Properties (in millions)	150.1	136.1
Ending Occupancy (1):
Consolidated Assets	95.9%	95.9%
Unconsolidated Assets	96.0%	96.0%
Total Portfolio	96.0%	95.9%
Base Minimum Rent PSF (2):
Consolidated Assets	$59.82	$57.13
Unconsolidated Assets	$67.99	$64.24
Total Portfolio	$61.99	$58.92
The Mills
Total Number of Properties	16	14
Total Square Footage of Properties (in millions)	24.1	21.3
Ending Occupancy (3)	99.2%	98.4%
Base Minimum Rent PSF (2)	$41.90	$38.41
	AS OF MARCH 31,
	2026	2025
International Properties
Premium Outlets
Total Number of Properties	24	24
Total Square Footage of Properties (in millions)	9.2	9.2
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	2
Total Square Footage of Properties (in millions)	0.4	0.4
Malls
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

1Q 2026 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (2)	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,607	6,086,666	$57.52	5.1%
2026 (4/1/26 – 12/31/26)	1,180	3,514,824	$63.25	3.2%
2027	3,095	11,183,112	$60.36	9.8%
2028	2,678	10,832,553	$64.91	10.4%
2029	2,403	9,549,873	$63.75	8.9%
2030	1,542	6,783,648	$75.65	7.4%
2031	900	4,294,039	$71.63	4.5%
2032	670	2,541,824	$92.54	3.4%
2033	734	2,962,820	$96.11	4.2%
2034	790	3,102,960	$97.40	4.4%
2035	890	4,092,386	$100.99	5.9%
2036	266	1,481,477	$81.59	1.8%
2037 and Thereafter	719	3,443,803	$61.98	2.4%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,263	6,454,172	$18.23	1.7%
Anchors
2026 (4/1/26 – 12/31/26)	5	359,494	$17.89	0.0%
2027	10	1,259,233	$4.75	0.1%
2028	18	2,325,205	$5.20	0.2%
2029	17	1,698,901	$6.59	0.2%
2030	18	2,087,074	$6.70	0.2%
2031	19	2,071,199	$5.63	0.2%
2032	8	784,142	$13.34	0.2%
2033	7	1,028,383	$8.48	0.1%
2034	6	417,573	$21.82	0.1%
2035	11	980,850	$12.77	0.1%
2036	3	165,125	$34.82	0.0%
2037 and Thereafter	27	2,872,554	$15.04	0.5%

(1)
Does not consider the impact of renewal options that may be contained in leases.

(2)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(3)
Annual rental revenues represent 2025 consolidated and joint venture combined base rental revenue.

1Q 2026 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	313	3,273	1.7%	2.6%
Knitwell Group	445	2,033	1.1%	1.6%
LVMH Fashion	149	600	0.3%	1.6%
Tapestry	216	933	0.5%	1.6%
Kering	101	464	0.2%	1.5%
American Eagle Outfitters	242	1,542	0.8%	1.5%
Signet Jewelers	342	498	0.3%	1.4%
Victoria’s Secret & Co.	136	1,183	0.6%	1.3%
VF Corporation	223	965	0.5%	1.2%
Luxottica Group	403	707	0.4%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	112	21,977	11.7%	0.3%
J.C. Penney	54	8,863	4.7%	0.2%
Dillard’s	36	6,709	3.6%	*
Nordstrom	30	5,049	2.7%	0.1%
Dick’s Sporting Goods	44	3,746	2.0%	0.7%
Saks Global	27	2,985	1.6%	0.2%
Belk	7	1,194	0.6%	*
Target	8	1,048	0.6%	0.1%
Von Maur	7	892	0.5%	*
Primark	14	744	0.4%	0.2%

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

1Q 2026 SUPPLEMENTAL	22

CAPITAL EXPENDITURES
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$2,119	$751	$376
Redevelopment projects with incremental square footage and/or anchor replacement	55,746	37,050	18,240
Redevelopment projects with no incremental square footage	24,568	659	332
Subtotal new development and redevelopment projects	82,433	38,460	18,948
Tenant allowances	40,492	27,247	13,714
Operational capital expenditures (CAM and non-CAM)	27,961	26,618	12,009
Totals	$150,886	$92,325	$44,671
Conversion from accrual to cash basis	57,510	17,143	8,294
Capital Expenditures for the Three Months Ended 3/31/26 (1)	$208,396	$109,468	$52,965
Capital Expenditures for the Three Months Ended 3/31/25 (1)	$230,201	$125,980	$59,653

(1)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2026 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY
As of March 31, 2026
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2026 INVESTMENT THRU Q1 2026	FORECASTED INVESTMENT Q2 - Q4 2026	FORECASTED INVESTMENT FY 2026	FORECASTED INVESTMENT FY 2027	TOTAL FORECASTED INVESTMENT FY 2026 - 2027
Malls and Premium Outlets
Redevelopments	$1,051,143	8%	$93,609	$325,442	$419,051	$189,731	$608,782
The Mills
Redevelopments	$9,395	16%	$152	$1,375	$1,527	$7,400	$8,927
Total Investment	$1,060,538	9%	$93,761	$326,817	$420,578	$197,131	$617,709
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(177,524)		$(11,019)	$(57,571)	$(68,590)	$(50,509)	$(119,099)
Total Net Cash Investment	$883,014		$82,742	$269,246	$351,988	$146,622	$498,610

1Q 2026 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2025 through March 31, 2026
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2025	325,223,870	55,689,714
Activity During the First Three Months of 2026
Redemption of Limited Partnership Units for Cash	—	(6,100)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	43,097	380,344
Shares Repurchased to Satisfy Employee Tax Obligations	(11,759)	—
Repurchase of Simon Property Group Common Stock in open market	(965,296)	—
Number Outstanding at March 31, 2026	324,289,912	56,063,958
Number of Limited Partnership Units and Common Shares at March 31, 2026	380,353,870
PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2026
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	105,373	$100.00	$10,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2026 was $53.34 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2026 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.2
18.8
11.4
29.7
18.6
11.1
28.4
17.8
10.6
34.0
19.3
14.7
34.0
20.0
14.0
2022
2023
2024
2025
3/31/2026

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.8
4.3
4.5
4.7
4.6
2022
2023
2024
2025
TTM 3/31/2026

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.4
6.2
5.9
5.7
2022
2023
2024
2025
TTM 3/31/2026

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
58%
60%
62%
69%
69%
2022
2023
2024
2025
TTM 3/31/2026

WEIGHTED AVERAGE INTEREST RATE (%)

4.25%
3.75%
3.25%
2.75%
3.43%
3.70%
3.86%
4.09%
4.11%
2022
2023
2024
2025
3/31/2026

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.7
7.2
7.1
6.3
6.4
2022
2023
2024
2025
3/31/2026

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

1Q 2026 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS
As of March 31, 2026
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,593,891	$6,152,007	4.32%	2.4
Floating Rate Debt (Swapped to Fixed)	1,222,034	1,202,821	5.23%	3.4
Floating Rate Debt (Capped) (1)	273,536	233,158	4.58%	1.9
Variable Rate Debt	34,973	31,476	4.58%	1.0
Total Mortgage Debt	8,124,434	7,619,462	4.48%	2.5
Unsecured Debt
Fixed Rate Notes	18,308,342	18,308,342	3.59%	9.2
Fixed Rate Note (Swapped to Variable)	600,000	600,000	6.40%	13.8
Euro Term Loan (Variable)	402,654	402,654	2.38%	1.0
Revolving Credit Facility – USD Currency (Swapped to Fixed)	460,000	460,000	3.97%	4.8
Global Commercial Paper – USD	537,150	537,150	3.94%	0.1
Total Unsecured Debt	20,308,146	20,308,146	3.66%	8.8
Premium	951	951
Discount	(71,703)	(71,703)
Debt Issuance Costs	(139,609)	(137,443)
Other Debt Obligations and Other	25,463	25,463
Consolidated Mortgages and Unsecured Indebtedness (1)	$28,247,682	$27,744,876	3.89%	7.1
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,830,192	$6,219,187	4.90%	4.0
Floating Rate Debt (Swapped to Fixed)	717,197	313,390	4.40%	3.2
Floating Rate Debt (Capped) (1)	688,054	341,185	5.54%	4.6
Variable Rate Debt	1,220,878	570,757	5.16%	3.8
Total Mortgage Debt	16,456,321	7,444,519	4.92%	4.0
Debt Issuance Costs	(60,824)	(28,555)
Other	24,000	12,000
Joint Venture Mortgages and Other Indebtedness (1)	$16,419,497	$7,427,964	4.92%	4.0
Our Share of Total Indebtedness		$35,172,840	4.11%	6.4
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.4%	$26,478,325	3.85%	7.1
Variable	4.6%	1,266,551	4.74%	7.2
	100.0%	27,744,876	3.89%	7.1
Joint Venture
Fixed	87.8%	$6,522,849	4.87%	3.9
Variable	12.2%	905,115	5.30%	4.1
	100.0%	7,427,964	4.93%	4.0
Total Debt		$35,172,840
Total Fixed Debt	93.8%	$33,001,174	4.05%	6.5
Total Variable Debt	6.2%	$2,171,666	4.98%	5.9
Total Variable Debt Inclusive of In-the Money-Caps	5.8%

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

1Q 2026 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2026
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2026	$1,932,662	3.53%	$1,984,711	3.78%	$1,178,274	3.90%	$5,095,647	3.71%
2027	2,452,654	2.76%	1,583,466	4.10%	1,027,981	3.81%	5,064,101	3.39%
2028	800,000	1.75%	765,647	5.04%	1,243,199	4.74%	2,808,846	3.99%
2029	1,250,000	2.45%	2,062,157	4.63%	347,191	5.32%	3,659,348	3.95%
2030	1,450,000	3.48%	200,284	6.15%	830,129	4.36%	2,480,413	4.02%
2031	1,960,000	3.47%	516,538	4.21%	695,346	5.63%	3,171,884	4.06%
2032	1,400,000	2.45%	—	—	428,486	5.20%	1,828,486	3.12%
2033	1,512,830	3.00%	304,406	6.49%	598,036	6.86%	2,415,272	4.43%
2034	1,500,000	5.25%	—	—	363,329	6.15%	1,863,329	5.42%
2035	800,000	5.13%	121,454	6.21%	732,548	5.79%	1,654,002	5.50%
2036	—	—	80,799	6.46%	—	—	80,799	6.46%
Thereafter	5,250,000	4.67%	—	—	—	—	5,250,000	4.67%
Face Amounts of Indebtedness	$20,308,146	3.66%	$7,619,462	4.48%	$7,444,519	4.92%	$35,372,127	4.11%
Premiums (Discounts) on Indebtedness, Net	(71,703)		951		—		(70,752)
Debt Issuance Costs	(121,867)		(15,576)		(28,555)		(165,998)
Other Debt Obligations and Other	(3,562)		29,025		12,000		37,463
Our Share of Total Indebtedness	$20,111,014		$7,633,862		$7,427,964		$35,172,840

1Q 2026 SUPPLEMENTAL	28

Unsecured Debt Information
As of March 31, 2026
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE		TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	5/6/2026	(5)	3.94%		Fixed	537,150
Simon Global Development, BV (Exchangeable Euro Sr. Bonds) (2)	11/14/2026		3.50%		Fixed	645,512 (1)(8)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%		Fixed	550,000
Simon Global Development, BV (Euro Term Loan)	3/20/2027		2.38	% (7)	Variable	402,654 (1)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	10/1/2030		4.38%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2031		4.30%		Fixed	800,000
Revolving Credit Facility – USD Currency	1/30/2031	(4)	3.97	% (3)	Fixed	460,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%		Fixed	650,000
Simon International Finance SCA (Euro Sr. Notes)	3/19/2033		1.13%		Fixed	862,830 (1)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%		Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%		Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2035		5.13%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.40	% (6)	Variable	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%		Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%		Fixed	500,000
Total Unsecured Indebtedness at Face Value						$20,308,146

(1)
Foreign currency balances translated to USD: EUR-USD 1.15044.

(2)
Notes exchangeable into ordinary shares of Klépierre S.A., at or above a common stock price of €27.0693.

(3)
Through an interest rate swap agreement which matures on December 31, 2026, interest is essentially fixed at the all-in-rate presented.

(4)
Includes applicable extensions available at our option.

(5)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at March 31, 2026.

(6)
Through an interest rate swap agreement, which matures on November 1, 2039, interest has been swapped from a fixed rate of 6.75% to a variable rate based on USD SOFR plus an interest rate spread of 2.74%. 1M SOFR was 3.665% as of March 31, 2026.

(7)
Variable rate debt interest rates are based on 1M EURIBOR at 1.893% as of March 31, 2026.

(8)
Subsequent to March 31, 2026, we settled additional conversions of €373.5 million of the exchangeable bonds in cash for €468.7 million further reducing the outstanding balance to €187.6 million through the use of existing liquidity and the issuance of commercial paper.

1Q 2026 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		470,088	(3)
2.	Auburn Mall	MA	Auburn	56.4%		498,385	(3)
3.	Aventura Mall	FL	Miami Beach (Miami)	33.3%	(25)	2,363,617	07/01/28		4.12%	Fixed	1,750,000	583,333
							11/25/30	(5)	5.76%	Variable	62,188	20,729
4.	Barton Creek Square	TX	Austin	100.0%		1,447,373	(3)
5.	Battlefield Mall	MO	Springfield	100.0%		1,180,102	(3)
6.	Bay Park Square	WI	Green Bay	100.0%		690,114	(3)
7.	Beverly Center	CA	Los Angeles	100.0%		854,260	(3)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,360,504	(3)
9.	Briarwood Mall	MI	Ann Arbor	100.0%		923,525	09/01/26		3.29%	Fixed	165,000	165,000
10.	Brickell City Centre	FL	Miami	100.0%		476,986	(3)
11.	Broadway Square	TX	Tyler	100.0%		613,437	(3)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,258,185	(3)
13.	Cape Cod Mall	MA	Hyannis	56.4%		705,969	06/01/35		6.46%	Fixed	54,000	30,440
14.	Castleton Square	IN	Indianapolis	100.0%		1,375,678	(3)
15.	Cherry Creek Shopping Center	CO	Denver	50.0%		1,081,978	06/01/28		3.85%	Fixed	550,000	275,000
16.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,105	(3)
17.	City Creek Center	UT	Salt Lake City	100.0%		628,513	05/01/29		7.63%	Fixed	70,000	70,000
18.	Coconut Point	FL	Estero	50.0%		1,114,274	10/01/26		3.95%	Fixed	162,365	81,183
19.	College Mall	IN	Bloomington	100.0%		577,960	(3)
20.	Columbia Center	WA	Kennewick	100.0%		763,637	(3)
21.	Copley Place	MA	Boston	94.4%	(4)	1,252,653	(3)
22.	Coral Square	FL	Coral Springs (Miami)	97.2%		942,532	(3)
23.	Cordova Mall	FL	Pensacola	100.0%		932,538	(3)
24.	Dadeland Mall	FL	Miami	50.0%		1,510,746	01/05/27		3.11%	Fixed	350,434	175,217
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,504,602	06/01/27		3.66%	Fixed	585,000	292,500
26.	Domain, The	TX	Austin	100.0%		1,229,622	07/01/31		3.09%	Fixed	210,000	210,000
27.	Empire Mall	SD	Sioux Falls	100.0%		1,163,578	10/01/30		6.72%	Fixed	120,000	120,000
28.	Falls, The	FL	Miami	50.0%		709,981	09/01/26		3.45%	Fixed	150,000	75,000
29.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,032,704	04/01/31		5.70%	Fixed	465,000	197,625
30.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		703,271	(3)
31.	Fashion Valley	CA	San Diego	50.0%		1,682,884	06/01/33		5.73%	Fixed	450,000	225,000
32.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		989,644	(3)
33.	Florida Mall, The	FL	Orlando	50.0%		1,725,303	02/09/31	(5)(22)	5.67%	Variable	615,000	307,500
34.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		673,120	(3)
35.	Galleria, The	TX	Houston	50.4%		1,991,896	02/01/35		5.65%	Fixed	1,200,000	604,440
36.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%		1,395,519	07/15/28		5.63%	Fixed	205,000	102,500
37.	Gardens on El Paseo, The	CA	Palm Desert	100.0%		238,034	(3)
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,078	(3)
39.	Haywood Mall	SC	Greenville	100.0%		1,249,684	(3)

1Q 2026 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	International Market Place	HI	Waikiki, Honolulu	100.0%		338,257	(3)
41.	International Plaza	FL	Tampa	50.1%		1,303,585	11/01/30		5.04%	Fixed	575,000	288,075
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,686,326	(3)
43.	La Plaza	TX	McAllen	100.0%		1,323,772	(3)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,765	(3)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,776	11/01/27		4.06%	Fixed	167,168	83,584
46.	Lenox Square	GA	Atlanta	100.0%		1,546,553	(3)
47.	Mall at Green Hills, The	TN	Nashville	100.0%		1,056,624	(3)
48.	Mall at Millenia, The	FL	Orlando	50.0%		1,117,430	10/15/29		5.41%	Fixed	450,000	225,000
49.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,065,423	06/01/26		4.04%	Fixed	262,000	73,845
50.	Mall at Short Hills, The	NJ	Short Hills	100.0%		1,412,348	10/01/27		3.48%	Fixed	1,000,000	1,000,000
51.	Mall at University Town Center, The	FL	Sarasota	50.0%		978,514	11/01/26		3.40%	Fixed	261,537	130,769
52.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,841,407	(3)
53.	Mall of New Hampshire, The	NH	Manchester	56.4%		801,791	07/01/27	(5)	4.11%	Fixed	150,000	84,555
54.	Mall of San Juan, The	PR	San Juan	95.0%		621,742	(3)
55.	McCain Mall	AR	N. Little Rock	100.0%		789,502	(3)
56.	Meadowood Mall	NV	Reno	50.0%		931,167	12/01/26		5.70%	Fixed	98,508	49,254
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,294,586	(3)
58.	Miami International Mall	FL	Miami	95.0%		1,080,244	02/06/27		7.92%	Fixed	146,281	138,961
59.	Midland Park Mall	TX	Midland	100.0%		645,648	(3)
60.	Miller Hill Mall	MN	Duluth	100.0%		819,970	(3)
61.	North East Mall	TX	Hurst (Dallas)	100.0%		1,543,304	(3)
62.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,018	01/01/31		6.36%	Fixed	175,000	98,648
63.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,900	(3)
64.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,266	(3)
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,082,982	01/01/29	(5)	3.84%	Fixed	280,800	265,345
66.	Pheasant Lane Mall	NH	Nashua	100.0%	(6)	977,491	(3)
67.	Phillips Place	NC	Charlotte	100.0%		133,029	(3)
68.	Phipps Plaza	GA	Atlanta	100.0%		1,126,992	(3)
69.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,149,823	(3)
70.	Prien Lake Mall	LA	Lake Charles	100.0%		717,777	(3)
71.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,560	05/01/26		4.50%	Fixed	180,000	90,000
72.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,241,760	(3)
73.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,355,744	(3)
74.	Ross Park Mall	PA	Pittsburgh	100.0%		1,185,112	(3)
75.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,833	(3)
76.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,264	08/31/33		6.66%	Fixed	90,947	85,890
77.	Shops at Clearfork, The	TX	Fort Worth	45.0%		596,662	03/11/30	(16)	2.92%	Fixed	145,000	65,250
							03/11/30		6.78%	Variable	5,368	2,416
78.	Shops at Crystals, The	NV	Las Vegas	50.0%		283,166	07/01/26		3.74%	Fixed	550,000	275,000
79.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,272,402	01/01/35		6.73%	Fixed	180,000	91,800

1Q 2026 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,766	(3)
81.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,257,894	(3)
82.	South Hills Village	PA	Pittsburgh	100.0%		1,123,562	(3)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,582,080	(3)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,158,038	(3)
85.	SouthPark	NC	Charlotte	100.0%		1,699,333	(3)
86.	Springfield Mall	PA	Springfield (Philadelphia)	50.0%	(25)	610,123	10/06/25	(15)	4.45%	Fixed	52,465	26,233
87.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		977,171	(3)
88.	St. Johns Town Center	FL	Jacksonville	50.0%		1,426,140	06/01/34		5.95%	Fixed	360,000	180,001
89.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,322,324	(3)
90.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,294,569	09/05/26		3.50%	Fixed	330,000	164,670
91.	Summit Mall	OH	Akron	100.0%		774,217	10/01/26		3.31%	Fixed	85,000	85,000
92.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,263,649	(3)
93.	Tippecanoe Mall	IN	Lafayette	100.0%		864,871	(3)
94.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,763,204	(3)
95.	Towne East Square	KS	Wichita	100.0%		1,157,209	(3)
96.	Treasure Coast Square	FL	Jensen Beach	100.0%		873,873	(3)
97.	Twelve Oaks Mall	MI	Novi	100.0%		1,520,815	03/06/28		4.85%	Fixed	259,213	259,213
98.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		957,781	(3)
99.	University Park Mall	IN	Mishawaka	100.0%		910,092	(3)
100.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,690	(3)
101.	Waterside Shops	FL	Naples	50.0%		300,129	04/15/26		3.86%	Fixed	154,337	77,169
102.	West Town Mall	TN	Knoxville	50.0%		1,275,964	(3)
103.	Westchester, The	NY	White Plains (New York)	40.0%		802,897	02/01/30		3.25%	Fixed	400,000	160,000
104.	Westfarms	CT	West Hartford	78.9%		1,265,855	09/06/28		7.80%	Fixed	242,000	191,035
105.	White Oaks Mall	IL	Springfield	88.6%		922,595	06/15/27		6.98%	Fixed	31,650	28,055
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,147,164	11/01/26		4.15%	Fixed	155,152	146,612
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,617	12/01/33		6.71%	Fixed	294,000	147,000
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,238,604	(3)
	Total Mall Square Footage					119,866,820

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		228,831	(3)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		679,382	02/24/30	(5)	5.81%	Variable	92,383	46,192
3.	Liberty Tree Mall	MA	Danvers	49.1%		866,264	05/03/28	(16)	6.18%	Fixed	27,548	13,536
4.	Northgate Station	WA	Seattle	100.0%		412,720	(3)
5.	Pier Park	FL	Panama City Beach	65.6%		946,642	(3)
6.	University Park Village	TX	Fort Worth	100.0%		171,822	05/01/28		3.85%	Fixed	48,623	48,623
	Total Lifestyle Centers Square Footage					3,305,661

1Q 2026 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(3)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,535	(3)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,067	(3)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	595,125	02/01/36		6.46%	Fixed	90,000	90,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,823	(3)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,950	(3)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	439,006	(3)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,389	07/01/28		4.27%	Fixed	95,356	47,678
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	685,209	(3)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,934	(3)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	381,671	01/01/28		3.95%	Fixed	150,602	99,397
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,105	(3)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,391	(3)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,785	(3)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,218	12/01/35		6.21%	Fixed	120,000	120,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	295,993	(3)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	503,205	(3)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.7%	376,012	03/01/33		6.12%	Fixed	75,000	50,003
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	419,609	(3)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	522,304	12/01/28	(5)	7.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	302,066	12/01/28	(5)	7.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,738	02/06/26	(15)	4.26%	Fixed	68,365	68,365
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	556,144	(3)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	374,135	(3)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,570	(3)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,686	(3)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,063	(3)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	251,595	(3)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,451	(3)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	674,860	(3)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,620	(3)
32.	Lee Premium Outlets	MA	Lee	100.0%	223,610	06/01/26	(8)	4.17%	Fixed	43,479	43,479
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	476,740	(3)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	444,045	(3)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	409,052	(3)
36.	Napa Premium Outlets	CA	Napa	100.0%	177,404	(3)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	329,789	04/01/32		4.50%	Fixed	72,720	47,268
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(3)

1Q 2026 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%		536,605	(3)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%		774,920	(3)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%		658,238	(3)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%		199,261	(3)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%		544,765	(3)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%		356,522	(3)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%		147,903	09/06/26	(9)	3.33%	Fixed	29,149	29,149
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%		386,443	09/01/27		4.00%	Fixed	145,000	145,000
47.	Pocono Premium Outlets	PA	Tannersville	100.0%		411,832	(3)
48.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%		350,688	(3)
49.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%		289,420	09/06/26	(9)	3.33%	Fixed	51,208	51,208
50.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%		593,721	(3)
51.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%		495,716	(3)
52.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%		697,028	(3)
53.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%		730,335	(3)
54.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%		554,813	(3)
55.	Silver Sands Premium Outlets	FL	Destin	50.0%		446,012	03/01/32		3.96%	Fixed	140,000	70,000
56.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%		327,754	(3)
57.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%		351,416	10/06/27		4.06%	Fixed	81,225	48,735
58.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%		468,093	(3)
59.	Tanger Outlets — Columbus	OH	Sunbury (Columbus)	50.0%	(25)	352,822	10/01/32		6.25%	Fixed	71,000	35,500
60.	Tanger Outlets — Galveston/Houston	TX	Texas City	50.0%	(25)	352,705	06/26/30	(20)	5.06%	Fixed	60,000	30,000
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%		364,383	(3)
62.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%		338,472	(3)
63.	Twin Cities Premium Outlets	MN	Eagan	35.0%		401,519	11/01/34		6.70%	Fixed	95,000	33,250
64.	Vacaville Premium Outlets	CA	Vacaville	100.0%		443,816	(3)
65.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		219,369	(3)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		507,519	02/06/29		4.23%	Fixed	184,466	184,466
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,223	(3)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		922,104	(3)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		672,952	(3)
	Total U.S. Premium Outlet Square Footage					30,247,548

1Q 2026 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,076	09/01/26		3.80%	Fixed	89,622	89,622
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,176	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,379,052	11/01/26		4.28%	Fixed	94,973	35,615
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,411	11/01/32		6.55%	Fixed	226,372	134,148
5.	Dolphin Mall	FL	Miami	100.0%		1,400,544	12/09/29	(5)(24)	5.35%	Fixed	1,000,000	1,000,000
6.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,778,980	07/01/34		6.26%	Fixed	250,000	148,150
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%		1,354,696	02/01/33		6.52%	Fixed	180,000	180,000
8.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,367,231	(3)
9.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,931,339	10/01/26		3.99%	Fixed	257,710	257,710
10.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,679,911	08/01/32		5.77%	Fixed	123,965	77,478
11.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,309,134	(3)
12.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,423	(3)
13.	Opry Mills	TN	Nashville	100.0%		1,119,936	07/01/26		4.09%	Fixed	375,000	375,000
14.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		863,355	(3)
15.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,565,227	11/01/26		3.46%	Fixed	416,000	416,000
16.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,365,437	(3)
	Total The Mills Square Footage					24,089,928

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Finger Lakes Premium Outlets, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, Sunvalley Shopping Center, The Avenues							(7)(8)(10)			851,879	226,195
	Total Other Properties Square Footage					11,004,300

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					188,514,257

1Q 2026 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(2)	2.00%	Fixed	208,043	187,239
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,000	11/30/27	(2)	3.87%	Variable	97,964	48,982
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	368,900	09/01/31	(2)	4.69%	Fixed	86,135	43,068
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(3)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(2)	4.42%	Variable	59,218	26,648
						12/01/27	(2)(16)	5.81%	Fixed	59,218	26,648
	Canada Square Footage				1,621,800
	CHINA
6.	CityOn.Xian	Xi’an		25.0%	995,000	03/14/29	(2)(23)	3.60%	Variable	79,111	19,778
7.	CityOn.Zhengzhou	Zhengzhou		24.5%	919,000	03/22/32	(2)(18)	3.85%	Fixed	108,056	26,474
	China Square Footage				1,914,000
	FRANCE
8.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/26	(2)(19)	4.66%	Variable	80,302	59,247
9.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(2)(5)(19)	4.00%	Variable	108,234	97,411
	France Square Footage				497,000
	GERMANY
10.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(2)	2.10%	Fixed	57,522	40,553
	Germany Square Footage				191,500
	INDONESIA
11.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	12/29/33	(2)	9.25%	Fixed	44,417	22,209
	Indonesia Square Footage				302,000
	ITALY
12.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(2)	4.58%	Variable	34,973	31,476
						03/31/27	(2)(16)	4.25%	Fixed	147,257	132,531
13.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	01/23/31	(2)	5.00%	Fixed	319,353	287,418
14.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(3)
15.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(3)
	Italy Square Footage				1,084,050
	JAPAN
16.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(3)
17.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	10/01/32	(2)	0.70%	Fixed	67,164	26,866
18.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	05/31/27	(2)	0.31%	Fixed	81,600	32,640
19.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(3)
20.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(2)	0.30%	Fixed	37,034	14,814
21.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(2)	1.28%	Fixed	28,561	11,424
22.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(3)
23.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(2)	0.68%	Fixed	5,022	2,009
						11/30/28	(2)	1.03%	Fixed	16,319	6,528

1Q 2026 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
24.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(3)
25.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(2)	1.16%	Fixed	38,917	15,567
	Japan Square Footage				3,910,000
	KOREA
26.	Busan Premium Outlets	Busan		50.0%	544,200	04/28/28	(2)	3.64%	Fixed	126,158	63,079
27.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(3)
28.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/27	(2)	3.75%	Fixed	36,138	18,069
29.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/29	(2)	3.99%	Fixed	82,793	41,397
30.	Starfield Anseong	Anseong		49.0%	1,068,000	02/28/28	(2)	3.75%	Fixed	229,976	112,688
31.	Starfield Hanam	Hanam		17.2%	1,709,000	07/28/30	(2)	3.72%	Fixed	453,380	77,755
32.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/27	(2)	3.56%	Fixed	34,169	17,085
	South Korea Square Footage				4,968,100
	MALAYSIA
33.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(3)
34.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(2)	5.16%	Variable	2,164	1,082
	Malaysia Square Footage				586,900
	MEXICO
35.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(3)
36.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(2)	11.03%	Fixed	19,564	9,782
	Mexico Square Footage				607,800
	NETHERLANDS
37.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(13)	298,000	06/06/29	(2)	3.90%	Fixed	322,124	289,912
						08/18/30	(2)(16)	4.02%	Fixed	230,088	108,746
38.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(2)(17)	5.40%	Fixed	74,777	70,290
	Netherlands Square Footage				545,500
	SPAIN
39.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(2)(21)	4.33%	Variable	73,054	33,685
	Spain Square Footage				191,000
	THAILAND
40.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(2)	4.69%	Fixed	54,693	27,347
	Thailand Square Footage				264,000
	UNITED KINGDOM
41.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(2)	5.88%	Variable	27,361	12,312
						05/23/27	(2)(16)	4.29%	Fixed	109,434	49,245
42.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(2)(16)	7.49%	Fixed	85,909	19,965
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(14)				17,279,650

	TOTAL SQUARE FOOTAGE				205,793,907

1Q 2026 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2026
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2026: Overnight SOFR 3.68%; 1 month CME Term SOFR 3.6648%; 30 Day Average SOFR 3.6522%; 1M EURIBOR at 1.893%; 3M EURIBOR at 2.079%; 6M EURIBOR at 2.475%; 1M YEN TIBOR at 0.9132%; 6M YEN TIBOR at 1.3479%; 1M CORRA at 2.27%; Overnight SONIA 3.7296% and Cost of Funds Rate at 3.63%.

(2)
Foreign currency balances translated to USD: EUR-USD 1.15044, CAD-USD 0.71779, JPY-USD 0.00628, GBP-USD 1.32168, KRW-USD 0.00066, MYR-USD 0.24727, MXN-USD 0.05547, THB-USD 0.03051, CNY-USD 0.14485, IDR-USD 0.00006.

(3)
Unencumbered asset.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 9 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2026 and 2029.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.

(14)
Does not include Klépierre.

(15)
Mortgage is outstanding as of March 31, 2026.

(16)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(17)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(18)
The interest rate resets on April 16th of each year.

(19)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(20)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until June 26, 2029.

(21)
Through interest rate cap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2027.

(22)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2028.

(23)
The interest rate resets on January 1st of each year.

(24)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(25)
This property is managed by a third party. Reported amounts may be provided in arrears.

1Q 2026 SUPPLEMENTAL	38

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2026 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended March 31, 2026		For the Three Months Ended March 31, 2025
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(26,753)	$426,050	$(15,270)	$350,709
Management fees and other revenues	—	—	—	—
Other income	(2,047)	51,802	(666)	47,098
Total revenue	(28,800)	477,852	(15,936)	397,807
EXPENSES:
Property operating	(4,872)	96,222	(3,303)	76,527
Depreciation and amortization	(5,642)	133,585	(5,438)	88,471
Real estate taxes	(2,214)	31,386	(151)	26,990
Repairs and maintenance	(945)	11,966	(488)	9,517
Advertising and promotion	(1,762)	11,656	(2,623)	10,356
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,955)	30,834	(1,987)	26,502
Total operating expenses	(17,390)	315,649	(13,990)	238,363
OPERATING INCOME BEFORE OTHER ITEMS	(11,410)	162,203	(1,946)	159,444
Interest expense	6,160	(94,763)	3,400	(81,371)
Loss due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit	—	—	—	—
Loss from unconsolidated entities	(371)	(67,440)(2)	(162)	(78,073)(2)
Unrealized gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(5,621)	—	1,292	—
CONSOLIDATED NET INCOME	(5,621)	—	1,292	—
Net income attributable to noncontrolling interests	(5,621)	—(3)	1,292	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

1Q 2026 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of March 31, 2026		As of March 31, 2025
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(1,365,733)	$12,945,842	$(655,500)	$9,984,789
Less – accumulated depreciation	(198,970)	4,622,535	(173,511)	4,251,058
	(1,166,763)	8,323,307	(481,989)	5,733,731
Cash and cash equivalents	(39,249)	675,024	(25,360)	543,921
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(14,437)	276,694	(6,628)	224,300
Investment in unconsolidated entities, at equity	(3,850)	(4,192,162)	(6,091)	(2,547,974)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	10,106	53,606	(852)	52,655
Deferred costs and other assets	(23,333)	1,216,621	(21,533)	1,226,399
Total assets	$(1,237,526)	$6,353,090	$(542,453)	$5,233,032
LIABILITIES:
Mortgages and unsecured indebtedness	$(502,806)	$7,427,964	$(226,370)	$6,337,191
Accounts payable, accrued expenses, intangibles, and deferred revenues	(30,145)	495,695	(20,433)	427,218
Cash distributions and losses in unconsolidated entities, at equity	—	(1,791,354)	—	(1,729,919)
Dividend payable	—	—	—	—
Lease liabilities	(13,533)	54,407	(852)	48,317
Other liabilities	(56,567)	166,378	(46,821)	150,225
Total liabilities	(603,051)	6,353,090	(294,476)	5,233,032
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	$(253,714)	$—	$(226,229)	$—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(380,761)	—	(21,748)	—
Total equity	(380,761)	—	(21,748)	—
Total liabilities and equity	$(1,237,526)	$6,353,090	$(542,453)	$5,233,032

1Q 2026 SUPPLEMENTAL	41

GUIDANCE RECONCILIATION
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	LOW END	HIGH END
FOR THE YEAR ENDING DECEMBER 31, 2026
Estimated net income attributable to common stockholders per diluted share	$6.61	$6.76
Add: Depreciation and amortization including Simon’s share of unconsolidated entities	6.40	6.40
Less: Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net*	(0.17)	(0.17)
Estimated FFO per diluted share	$12.84	$12.99
Add: Loss due to disposal, exchange or revaluation of equity interests, net*	0.02	0.02
Add: Other platform investments, net of tax*	0.31	0.31
Less: Unrealized gains in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net*	(0.07)	(0.07)
Estimated Real Estate FFO per diluted share	$13.10	$13.25

*
Amounts represent year-to-date actual results for the respective line items. The Company is not providing guidance for these line items.

1Q 2026 SUPPLEMENTAL	42